UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

Coupa Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

650-931-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COUP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 12, 2019, Coupa Software Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Epic Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Exari Group, Inc., a Delaware corporation (“Exari”), and Beacon Equity Partners, LLC as stockholder representative (the “Stockholder Representative”). Pursuant to the Agreement, on May 6, 2019, the Company completed its acquisition of Exari and Exari became a wholly-owned subsidiary of the Company (the “Transaction”). The Transaction closed on May 6, 2019 (the “Closing”).

The aggregate purchase price for the Transaction was approximately $215 million in cash (which amount remains subject to customary upward or downward adjustments for Exari’s working capital and other matters for up to 90 days following the Closing).

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2019 and is incorporated herein by reference.

The Agreement governs the contractual rights between the parties in relation to the acquisition. We have included the above summary of certain terms of the Agreement and previously filed the Agreement to provide you with information regarding the terms of the Agreement. This summary and report are not intended to modify or supplement any factual disclosures about the Company or Exari in our respective public reports filed with the SEC or other regulators. In particular, the Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or Exari. The representations and warranties contained in the Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 7.01.	Regulation FD Disclosure.

On May 7, 2019, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The financial statements required by this Item, if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among the Company, Epic Merger Sub, Inc., Exari Group, Inc., and Beacon Equity Partners, LLC as stockholder representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 16, 2019).

99.1	Press Release dated May 7, 2019.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits and/or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial Officer)

Dated: May 7, 2019